Exhibit 99.1

press release        corescientific.com

Core Scientific Announces Tranche 2 Warrants Triggering Event

Strong Share Price Performance Makes Tranche 2 Warrants Exercisable
until January 23, 2029

AUSTIN, Texas – July 12, 2024 – Core Scientific, Inc. (NASDAQ: CORZ) (“Core Scientific” or the “Company”), one of the largest owners and operators of high-powered digital infrastructure for bitcoin mining and hosting services in North America, today announced the satisfaction of the “TEV Triggering Event” pursuant to the Warrant Agreement among the Company, Computershare, Inc. and its affiliate Computershare Trust Company, N.A., acting as Warrant Agent. As a result, the tranche 2 warrants (CORZZ) are exercisable at the option of the holder until expiration on January 23, 2029.

The tranche 2 warrants became exercisable as of the close of trading on July 11, 2024, when the daily volume weighted average trading price (“VWAP”) of the Company’s common stock exceeded $8.72 per share for 20 consecutive trading days. 81,927,898 tranche 2 warrants, each exercisable into 1 share of Company common stock at an exercise price of $.01 per share, are currently outstanding.

“The continued strength of our operating and trading performance has led to this important milestone,” said Adam Sullivan, Chief Executive Officer. “By executing our diversification strategy for HPC hosting and bitcoin mining, we believe we remain on a path toward even greater value creation.”

Additional Information Regarding Exercise of Tranche 2 Warrants

Tranche 2 warrants (CORZZ, CUSIP 21874A130) can be exercised by brokers on the DTC WARR platform. The CUSIP for Core Scientific Common Stock is 21874A106.
WARR platform. The CUSIP for Core Scientific Common Stock is 21874A106.

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About Core Scientific

Core Scientific is one of the largest owners and operators of high-powered digital infrastructure for bitcoin mining and hosting services in North America. Transforming energy into high value compute with superior efficiency at scale, we employ our own large fleet of computers (“miners”) to earn bitcoin for our own account and provide hosting services for large bitcoin mining and high-performance computing customers at our eight operational data centers in Georgia (2), Kentucky (1), North Carolina (1), North Dakota (1) and Texas (3). We derive the majority of our revenue from earning bitcoin for our own account (“self-mining”). To learn more, visit www.corescientific.com.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, the Company’s ability to scale and grow its business, source clean and renewable energy, the advantages and expected growth of the Company and the Company’s ability to source and retain talent. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “estimate,” “plan,” “project,” “forecast,” “goal,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to earn digital assets profitably and to attract customers for our hosting capabilities; our ability to maintain our competitive position as digital asset networks experience increases in total network hash rate; our ability to raise additional capital to continue our expansion efforts or other operations; our need for significant electric power and the limited availability of power resources; the potential failure in our critical systems, facilities or services we provide; the physical risks and regulatory changes relating to climate change; potential significant changes to the method of validating blockchain transactions; our vulnerability to physical security breaches, which could disrupt our operations; a potential slowdown in market and economic conditions, particularly those impacting the blockchain industry
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and the blockchain hosting market; the identification of material weaknesses in our internal control over financial reporting; price volatility of digital assets and bitcoin in particular; the “halving” of rewards available on the Bitcoin network, or the reduction of rewards on other networks, affecting our ability to generate revenue as our customers may not have an adequate incentive to continue mining and customers may cease mining operations altogether; the potential that insufficient awards from digital asset mining could disincentivize transaction processors from expending processing power on a particular network, which could negatively impact the utility of the network and further reduce the value of its digital assets; the requirements of our existing debt agreements for us to sell our digital assets earned from mining as they are received, preventing us from recognizing any gain from appreciation in the value of the digital assets we hold; potential changes in the interpretive positions of the SEC or its staff with respect to digital asset mining firms; the increasing likelihood that U.S. federal and state legislatures and regulatory agencies will enact laws and regulations to regulate digital assets and digital asset intermediaries; increasing scrutiny and changing expectations with respect to our ESG policies; the effectiveness of our compliance and risk management methods; the adequacy of our sources of recovery if the digital assets held by us are lost, stolen or destroyed due to third-party digital asset services; the effects of our emergence from bankruptcy on our financial results, business and business relationships; and our substantial level of indebtedness and our current liquidity constraints affecting our financial condition and ability to service our indebtedness. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

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Contacts

Core Scientific

Investors:
ir@corescientific.com

Media:
press@corescientific.com

Joseph Sala / Mahmoud Siddig
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

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